CERTIFICATE OF DESIGNATIONS
                               of
                   TRICO MARINE SERVICES, INC.


     We  the undersigned, being the President and Chief Executive
Officer  and  Secretary, respectively, of Trico Marine  Services,
Inc., a Delaware corporation, DO HEREBY CERTIFY:

     FIRST. The Certificate of Incorporation of Trico Marine Services, Inc. (the "Company"), as amended (hereinafter the "Certificate"), authorizes the issuance of 5,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). The Board of Directors of the Company is authorized to provide, without further shareholder action, for the issuance of one or more series of Preferred Sock and to fix by resolution or resolutions the voting powers, designations, preference and relative, participating, optional or other special rights and qualification, limitations or restrictions thereof, of such series.

     SECOND. The Board of Directors of the Company, at a meeting duly called and held on February 18, 1998, duly adopted the following resolutions authorizing the creation and issuance of a series of Preferred Stock:

     RESOLVED, that the Board of Directors pursuant to authority vested in it by the provisions of the Certificate of the Company, hereby authorizes the issue of a series of Preferred Stock of the Company and hereby fixes the number, designation, preferences, rights and limitations thereof in addition to those set forth in the Certificate as follows;

     1. Series AA Participating Cumulative Preference Stock. The Corporation's Series AA Participating Cumulative Preference Stock shall consist of one hundred thousand (100,000) shares of Preferred Stock having the preferences, limitations and relative rights set forth below. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series AA Participating Cumulative Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options or rights or upon the conversion of any outstanding securities issued by the Corporation convertible into Series AA Participating Cumulative Preference Stock.

          (a)   The holders of Series AA Participating Cumulative
Preference Stock shall have the following dividend rights.

               (1)   Subject to the rights of the holders of  any
shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series AA Participating Cumulative Preference Stock with respect to dividends, the holders of shares of Series AA Participating Cumulative Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series AA Participating Cumulative Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series AA Participating Cumulative Preference Stock. In the event the Corporation shall at any time after February 19, 1998 (the "Right Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common
Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series AA Participating Cumulative Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) The Corporation shall declare a dividend or distribution on the Series AA Participating Cumulative Preference Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series AA Participating Cumulative Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (3)   Dividends  shall  begin  to  accrue  and  be
cumulative on outstanding shares of Series AA Participating Cumulative Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series AA Participating Cumulative Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends of such shares shall begin to accrue from the date of issue of such shares,  or  unless  the date of issue is  a  Quarterly  Dividend
Payment  Date  or  is  a  date after  the  record  date  for  the determination of holders of shares of Series AA Participating Cumulative Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series AA Participating Cumulative Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series AA Participating Cumulative Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.
          (b) In addition to any voting rights otherwise required by law, the holders of shares of Series AA Participating Cumulative Preference Stock shall have the following voting rights:

               (1)   Subject  to  the  provision  for  adjustment
hereinafter set forth, each share of Series AA Participating Cumulative Preference Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series AA Participating Cumulative Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2)    Except   as  otherwise  provided   in   the
Corporation's Certificate of Incorporation or By-laws, the holders of shares of Series AA Participating Cumulative Preference Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (3) (i) If at any time dividends on any Series AA Participating Cumulative Preference Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series AA Participating Cumulative Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series AA Participating Cumulative Preference Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                    (ii) During any default period, such voting right of the holders of Series AA Participating Cumulative Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section (b)(3) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series AA Participating Cumulative Preference Stock.

                    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
(3)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to the holder at the holder's last address appearing on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(3)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                     (iv)  In any default period, the holders  of
Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (3)(ii) of this Section (b)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(3) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Corporation's Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (3)(ii) of this Section
(b) (such number being subject, however, to change thereafter in any manner provided by law or in the Corporation's Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

               (4) Except as set forth herein, holders of Series AA Participating Cumulative Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (c) Any shares of Series AA Participating Cumulative Preference Stock purchased or otherwise acquired by the
Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the shareholders or the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Certificate of Incorporation.

          (d) The Corporation shall abide by the following restrictions:

               (1) Whenever quarterly dividends or other dividends or distributions payable on the Series AA Participating Cumulative Preference Stock as provided for in Section (a) are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series AA Participating Cumulative Preference Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series AA Participating Cumulative Preference Stock may have in such circumstances, the Corporation shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of
                         stock  ranking  junior  (either  as   to
                         dividends     or    upon    liquidation,
                         dissolution or winding up) to the Series
                         AA  Participating Cumulative  Preference
                         Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series AA Participating Cumulative Preference Stock, unless dividends are paid ratably on the Series AA Participating Cumulative Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)      redeem  or purchase  or  otherwise
          acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA Participating Cumulative Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA Participating Cumulative Preference Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Series AA Participating Cumulative Preference Stock, or any shares of stock ranking on a parity with the Series AA Participating Cumulative Preference Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (1) of this Section (d), purchase or otherwise acquire such shares at such time and in such manner.

          (e)  Upon any liquidation, dissolution or winding up of
the   Corporation,   the  holders  of  Series  AA   Participating
Cumulative Preference Stock shall have the following rights.

               (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of shares of stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to the Series AA Participating Cumulative Preference Stock unless, prior thereto, the holders of shares of Series AA Participating Cumulative Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series AA Liquidation Preference"). Following the payment of the full amount of the Series AA Liquidation Preference, no additional distributions shall be made to the holders of shares of Series AA Participating Cumulative Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series AA Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series AA Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series AA Participating Cumulative Preference Stock and Common Stock, respectively, holders of Series AA Participating Cumulative Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series AA Participating
Cumulative Preference Stock and Common Stock, on a per share basis, respectively.

               (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series AA Liquidation Preference and the liquidation preferences of all other series of Series AA Participating Cumulative Preference Stock, if any, which rank on a parity with the Series AA Participating Cumulative Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (f) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the shares of Series AA Participating Cumulative Preference Stock shall at the same time be similarly exchanged or converted in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of shares of Series AA Participating Cumulative Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g)   The  shares of Series AA Participating Cumulative
Preference Stock shall not be redeemable.

          (h) The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series AA Participating Cumulative Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series AA Participating Cumulative Preference Stock, voting separately as a class.

          (i) Series AA Participating Cumulative Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series AA Participating Cumulative Preference Stock.

                      * * * * * * * * * *

     IN WITNESS WHEREOF, the undersigned duly authorized officers of the Corporation have executed and delivered this Certificate of Designations on this 19th day of February, 1998.

                              TRICO MARINE SERVICES, INC.



                            By:/s/ Thomas E. Fairley
                                   Thomas E. Fairley, President and
                                      Chief Executive Officer


                            By:/s/   Victor M. Perez
                                     Victor M. Perez, Secretary